Exhibit (c) (25)

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

DI SCUSSI ON M A T E RI A L S

October 18, 2012

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information has been filed separately with the Securities and Exchange Commission (the “SEC”).

ST RI C T L Y PRI VAT E A ND CO NF I D ENTI AL

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

Discussion topics

Situation and process update

Assessment of standalone value potential

Sensitivity to future EUC performance

Project Denali feasibility and valuation potential

Other potential value enhancing alternatives

Capital distribution strategies

Separation of EUC (and associated portions of S&P and Services businesses)

Transformative acquisitions

Sale of the company to a strategic

Next steps

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

Agenda

Page

Assessment of standalone value potential 2

Project Denali update 17

Other strategic alternatives 25

Preliminary observations and next steps 41

Appendix 43

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Denali's operating performance vs. peers

Select operating metrics

		CY11A rev. growth[1]	CY12E rev. growth[1]	CY13E rev. growth[1]	CY13E EBIT mgn.	CY12-14E EPS CAGR
	Denali (Mgmt)[2]	(0.1)%	(9.8)%	1.7%	7.0%	13.4%
	Denali (Street)	(0.1)%	(9.2)%	(3.1)%	7.0%	2.5%
	hp	(0.4)%	(5.9)%	(3.4)%	8.6%	(9.0)%
EUC	ASUS	(10.9)%	8.4%	13.0%	5.1%	8.0%
EUC	lenovo	35.5%	19.8%	14.0%	2.3%	21.9%
EUC	acer	(24.4)%	(1.8)%	7.8%	1.2%	59.4%
EUC		Median: (10.9%) Segment: (1.2%)[3] / 53.6%[4]	Median: 8.4% Segment: (13.8%)[3] / 49.8%[4]	Median: 13.0% Segment: 0.9%[3] / 48.2%[4]	Median: 2.3% Segment: 2.5%[5]	Median: 21.9%
S&P	Insight	9.9%	3.6%	3.0%	3.1%	8.4%
S&P	INGRAM MICRO	5.0%	(0.6)%	2.6%	1.4%	12.2%
S&P	AVNET	9.7%	(3.9)%	2.3%	3.7%	10.2%
S&P	Tech Data	8.7%	(5.6)%	2.0%	1.4%	8.6%
S&P		Median: 9.2% Segment: 0.4%[3] / 16.5%[4]	Median: (2.3%) Segment: (9.9%)[3] / 16.0%[4]	Median: 2.4% Segment: 2.0%[3] / 15.7%[4]	Median: 2.2% Segment: 8.4%[5]	Median: 9.4%
Enterprise	EMC[2]	16.0%	9.8%	10.6%	22.2%	22.1%
Enterprise	Microsoft	7.7%	5.8%	7.6%	37.8%	29.9%
Enterprise	CISCO	5.4%	4.5%	4.8%	25.3%	11.8%
Enterprise	ORACLE	18.6%	1.3%	4.7%	46.4%	10.3%
Enterprise	NetApp	22.5%	(1.2)%	3.7%	10.4%	30.2%
Enterprise	IBM	6.8%	(1.7)%	2.7%	22.4%	9.8%
Enterprise		Median: 11.9% Segment: 3.8%[3] / 16.6%[4]	Median: 2.9% Segment: 2.8%[3] / 18.4%[4]	Median: 4.8% Segment: 7.9%[3] / 19.0%[4]	Median: 23.9% Segment: 4.8%[5]	Median: 17.0%
Services	WIPRO	18.5%	17.3%	11.7%	17.8%	11.6%
Services	xerox	(0.6)%	(0.2)%	1.9%	9.4%	8.6%
Services	CSC	(1.0)%	(2.2)%	(0.4)%	5.1%	11.5%
Services		Median: (0.6%) Segment: 8.5%[3] / 13.4%[4]	Median: (0.2%) Segment: 2.3%[3] / 14.8%[4]	Median: 1.9% Segment: 4.1%[3] / 14.8%[4]	Median: 9.4% Segment: 28.5%[5]	Median: 11.5%
Software	bmcsoftware	5.8%	4.2%	5.3%	28.6%	21.4%
Software	symantec.	5.6%	2.6%	2.6%	22.8%	12.5%
Software	ca	7.0%	1.2%	2.0%	33.4%	10.8%
Software		Median: 5.8% Segment: nm[3] / nm[4]	Median: 2.6% Segment: nm[3] / 1.0%[4]	Median: 2.6% Segment: nm[3] / 2.3%[4]	Median: 28.6% Segment: (1.7%)[5]	Median: 12.5%

Source: Company filings, Company plan, Wall Street research, FactSet as of 10/05/12

Note: Companies sorted by CY2012 – 13E organic revenue growth in descending order; Denali January FYE shown as calendar year; medians exclude Denali and HP; EBIT and EPS include stock-based comp expense but exclude non-recurring items; Insight CY11–13 EPS CAGR shown

[1] Represents organic growth

[2] Revised management plan presented to the Board of Directors on September 21, 2012

[3] Represents segment revenue growth; Historical segment breakdown based on Company filings and projected segment breakdown based on revised management plan presented to the Board of Directors on September 21, 2012

[4] Represents segment revenue contribution based on revised management plan presented to the Board of Directors on September 21, 2012

[5] Represents segment margin based on revised management plan presented to the Board of Directors on September 21, 2012; D&A allocated based on segment revenue contribution to total revenue

ASSESSMENT OF STANDALONE VALUE POTENTIAL
DENALI
3
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

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ASSESSMENT OF STANDALONE VALUE POTENTIAL

Denali’s historical share price performance

3-year stock price performance

$30.00 $25.00 $20.00 $15.00 $10.00 $5.00 $0.00

Performance

Since SC formation 1-week 3-month 6-month 1-year 2-year 3-year

Denali (21.7%) (1.4%) (23.1%) (41.4%) (37.9%) (26.9%) (37.7%)

HP (26.1%) (14.4%) (24.7%) (36.3%) (41.2%) (63.8%) (68.7%)

NASDAQ 2.2% 0.7% 6.8% 1.8% 25.1% 31.7% 49.1%

12/5/11 Denali discontinues Streak 7 tablet

5/22/12 Denali announces Q1’13 revenue of $14.4bn and EPS of $0.43, below consensus of $14.9bn and $0.46, respectively

8/20/12 Formation of Special Committee

NASDAQ 49.1%

10/3/12 HP’s stock price drops 13% post lowered FY13 EPS guidance (16% below consensus1)

Denali (37.7%)

HP (68.7%)

8/18/11 HP announces:

Fiscal Q3 results (lowers revenue / EPS guidance)

Acquisition of Autonomy

Plans to spin off Personal Systems Group

Discontinuation of webOS devices

8/21/12

Denali announces Q2’13 revenue of $14.5bn, below consensus, and EPS of $0.50, above consensus, and lowers revenue and EPS guidance for Q3’13

Oct 2009 Oct 2010 Oct 2011 Oct 2012

Source: FactSet as of 10/05/12

Note: HP and NASDAQ indexed to Denali’s stock price of $15.51 on 10/06/09

1 Issued EPS guidance of $3.40-$3.60 compared to Street consensus of $4.18

Historical performance versus Street consensus and Board plan

FY11 FY12 FY13

Q1 (Apr) Q2 (Jul) Q3 (Oct) Q4 (Jan) Q1 (Apr) Q2 (Jul) Q3 (Oct) Q4 (Jan) Q1 (Apr) Q2 (Jul)

Revenue

Results vs. Street

Results vs. plan

EPS

Results vs. Street

Results vs. plan

Source: FactSet for Street consensus

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

ASSESSMENT OF STANDALONE VALUE POTENTIAL

Current investor perspectives on Denali

Key considerations

Global IT spending outlook continues to remain under pressure

Significant PC weakness and share loss in key emerging markets

Denali missed Street expectations have increased scrutiny on Q-by-Q execution and improved visibility

Investor rotation out of hardware companies - particularly PCs, which accelerated after HP lowered its guidance on October 3, 2012

Denali key opportunities

Global reach, brand, product portfolio and scale of company

Leverage strong PC brand and differentiated ability to serve mid-market customers to drive Enterprise penetration

Creation of new Software Solutions Group provides opportunity for growth and margin expansion

Street is supportive of strategy to transform to broad IT solutions provider

Denali is seeking to transform its business with a weak economic backdrop and uncertain secular trends

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

ASSESSMENT OF STANDALONE VALUE POTENTIAL

Current trading dynamics vs. peers

CY13E FV/EBITDA Cash adj. CY13E FV/EBITDA1 CY13E P / E

EUC S&P Enterprise Services Software

Denali (Street) 2.9x 3.7x 5.4x

hp 3.5x 3.7x 3.9x

ASUS 5.6x 5.6x 10.3x

lenovo 4.6x 4.6x 12.8x

acer 4.5x 4.5x 17.2x

Median: 4.6x Median: 4.6x Median: 12.8x

Insight 3.5x 3.7x 7.3x

INGRAM MICRO 3.4x 3.4x 7.6x

AVNET 4.9x 5.1x 6.7x

Tech Data 3.8x 3.8x 7.2x

Median: 3.7x Median: 3.8x Median: 7.2x

EMC2 9.9x 10.2x 14.6x

Microsoft 6.1x 6.7x 9.7x

CISCO 5.2x 6.3x 9.8x

ORACLE 7.3x 7.7x 11.1x

NetApp 7.0x 7.7x 17.0x

IBM 9.1x 9.2x 12.6x

Median: 7.1x Median: 7.7x Median: 11.9x

WIPRO 9.5x 9.5x 13.3x

xerox 5.4x 5.5x 6.2x

CSC 3.6x 3.6x 11.9x

Median: 5.4x Median: 5.5x Median: 11.9x

bmcsoftware 7.1x 7.4x 14.7x

symantec 5.6x 5.9x 11.4x

ca 5.3x 5.5x 10.3x

Median: 5.6x Median: 5.9x Median: 11.4x

3-year NTM2 FV/EBITDA

15.0x Denali HP PC Enterprise

Average Denali HP PC Enterprise

Current 2.9x 3.5x 5.3x 6.6x

1-year 3.5x 4.0x 5.8x 6.8x

2-year 3.7x 4.3x 6.2x 7.5x

3-year 4.0x 4.9x 6.5x 7.9x

12.0x 9.0x 6.0x 3.0x 0.0x

6.6x 5.3x 3.5x 2.9x

10/05/09 05/12/10 12/17/10 07/24/11 02/28/12 10/05/12

3-year NTM2 P/E

Average Denali HP PC Enterprise S&P500

Current 5.4x 3.9x 11.7x 11.8x 13.1x

1-year 7.1x 5.4x 11.6x 12.1x 12.1x

2-year 8.0x 6.3x 11.5x 13.0x 12.3x

3-year 8.9x 7.7x 11.8x 13.6x 12.8x

Source: Company filings, FactSet (market data as of 10/05/12)

Note: Denali January FYE shown as calendar year; median excludes Denali and HP; Companies sorted by CY2012–13E organic revenue growth in descending order; EBIT and EPS include stock-based comp expense but exclude non-recurring items

1 Firm value adjusted for repatriation of foreign cash, assuming a friction cost of 35%

2 NTM defined as next twelve months

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

9/21 management case vs. July management case

Management plan

	FYE January 31,	FY11A	FY12A	FY13E	FY14E	FY15E	FY16E	'11-13E CAGR	'13-16E CAGR
9/21 mgmt	Total revenue	$61.5	$62.1	$57.5	$59.9	$63.2	$66.6	*(3.3%)*	*5.0%*
	% growth	*16.2%*	*0.9%*	*(7.4%)*	*4.2%*	*5.5%*	*5.3%*		
	Operating income	$4.1	$5.1	$4.0	$4.2	$4.9	$5.3	*(1.8%)*	*9.7%*
	% margin	*6.7%*	*8.3%*	*7.0%*	*7.0%*	*7.7%*	*7.9%*		
	EPS	$1.59	$2.13	$1.70	$1.84	$2.19	$2.42	*3.5%*	*12.5%*
	% growth	*51.3%*	*34.2%*	*(20.2%)*	*8.3%*	*18.7%*	*10.7%*		
July mgmt	Total revenue	$61.5	$62.1	$63.0	$66.0	$69.5	$74.0	*1.2%*	*5.5%*
	% growth	*16.2%*	*0.9%*	*1.5%*	*4.8%*	*5.3%*	*6.5%*		
	Operating income	$4.1	$5.1	$5.2	$5.6	$6.2	$7.0	*12.3%*	*10.0%*
	% margin	*6.7%*	*8.3%*	*8.3%*	*8.5%*	*9.0%*	*9.4%*		
	EPS	$1.59	$2.13	$2.26	$2.50	$2.83	$3.23	*19.2%*	*12.6%*
	% growth	*51.3%*	*34.2%*	*5.8%*	*10.8%*	*13.2%*	*13.9%*		
% var.	Total revenue			(8.7%)	(9.2%)	(9.0%)	(10.0%)		
	Operating income			(23.5%)	(25.4%)	(22.0%)	(24.2%)		
	EPS			(24.6%)	(26.3%)	(22.7%)	(24.9%)		
EUC (9/21 mgmt)	EUC revenue	$33.7	$33.2	$28.7	$28.9	$30.1	$31.3	*(7.7%)*	*3.0%*
	% growth	*13.7%*	*(1.2%)*	*(13.8%)*	*0.9%*	*4.1%*	*4.0%*		
	Gross profit	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	[***]%	([***]%)
	% margin	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%		
	Market share[1]	*12.5%*	*12.5%*	*12.4%*	*12.1%*	*12.0%*	*11.9%*		

Source: Management estimates
[1] Historical market share based on IDC; forecasted market share based on EUC revenue as a % of IDC PC market forecast

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

ASSESSMENT OF STANDALONE VALUE POTENTIAL
DENALI
7
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

ASSESSMENT OF STANDALONE VALUE POTENTIAL

Business forecast - market benchmarking

Comparison of revenue projections

CAGR ‘12E-’ 16E 1 Comparison Commentary

Based on CYE Denali IDC Analyze the Future Gartner IDC Analyze the Future Gartner

ESG

Servers 4.4% 1.7% 3.0%

Reflects Denali’s leading market share

Investment in server product portfolio

Networking 32.1% 7.3% 2.9%

Subscale segment driven by recent Force10 acquisition

Storage 10.2% 5.1% 11.2%

Focus on organic growth

Declining EMC relationship (55% of storage revenue in CY09 to 18% in CY11)

S&P 2.1% 6.6%2 4.3%2

Growth driven by EUC

Focus on profitability

EUC 2.5%1 4.4%3 4.4%3

Focus on commercial market (65% of segment revenue) and gross margin performance

HP lowered guidance on 10/3/12 to 0-1% growth for PC business from 2012-2015

Services 5.1% 4.7% 4.7%

Focus on IT hardware services tied to PC sales

Software4 23.5% 7.3% 7.7%

Subscale business

Driven by acquisitions

Investing for growth

Source: Source: Denali’s 9/21 management plan, IDC and Gartner

1 Based on CAGR from FY13-FY17E for Denali (EUC revenue of $31.6bn in FY17E); 2 Represents worldwide IT spending: IDC 2010-2015 CAGR shown; 3 Represents PC market growth across all price segments; 4 2012 Denali software revenue assumed to be consensus 2012 Quest revenue

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

PC market forecast and Denali considerations

Worldwide shipments

Worldwide shipments (mm)

1200 900

600 500 400 300 200 100 0

‘95 ‘96 ‘97 ‘98 ‘99 ‘00 ‘01 ‘02 ‘03 ‘04 ‘05 ‘06 ‘07 ‘08 ‘09 ‘10 ‘11 ‘12E ‘13E ‘14E ‘15E

Estimated PC pricing3: $627 $612 $598 $583

Windows Windows Windows

98 2000 XP

PC CAGR Source 06-’11 10-’12E

IDC 97% . 13% . Gartner - 1.1% MS - 1.3% JPM - 1.0%

Windows iPhone Windows iPad

Vista intro 7 intro

Smartphones PCs Tablets

Windows 8

2012-2015E CAGR

JPM: 21.4% IDC: 17.6%

Gartner: 7.4% IDC: 7.0% JPM: 2.3%1 MS2: 0.4% MS2: 38.3% Gartner: 31.5% IDC: 23.0% JPM: 53.7%1

Key takeaways

??Bearish forecasts expect a flat PC market due to rising cannibalization rates, driven by tablet adoption in Enterprise

??IDC expects 7.0% unit shipment growth and 4.5% revenue growth from 2012-2015

??Near-term revenue CAGR of 1.3% from 2010-2012

??HP guidance on October 3rd forecasted 0-1% growth in PC revenue from 2012-2015

??Denali expects revenue growth of 3.0%4 from 2012-2015, with a focus on higher margin mid-to-high price bands

??Denali’s gross margins have expanded at the expense of market share with long-term sustainability a key consideration

Denali historical PC performance relative to peers

Denali

in Not

CY2007 [***]% 15.0% 10.3% 9.9% marg disclosed Not CY2011 [***]% 12.0% 8.1% 13.8% Gross disclosed e shar CY2007 15.0% 18.9% 7.6% 7.9% 1.7% Market CY2011 12.5% 17.6% 12.5% 10.5% 5.8%

Source: Historical PC shipment data from Denali management, Company filings, Wall Street research, IDC, Gartner, Morgan Stanley

1 CAGR shown from 2011-2013E (J.P. Morgan estimates only available for 2011-2013E); 2 Morgan Stanley estimates; 3 Based on IDC estimates (Sept 2012); 4 Based on Denali 2012-2015 revenue CAGR for EUC segment from the 9/21 management plan

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

A S SE SS M E N TO FS T A N D A LO NE V A LU E P O T ENTI AL

Preliminary Analysis - For Discussion Purposes Only

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ASSESSMENT OF STANDALONE VALUE POTENTIAL

Illustrative financial impact of changes to EUC revenue and gross margins

FY16E consolidated revenue

FY2013-2016E EUC revenue CAGR

(5.0%) (2.5%) 0.0% 2.9% 5.5%

Implied FY2013-2016E WholeCo revenue CAGR

(0.2%) 1.4% 3.1% 5.0% 6.8%

$57.1 $59.9 $62.9 $66.6 $70.0

FY16E consolidated operating income

Change in FY16E EUC gross margin / operating margin

FY13-16E EUC revenue CAGR

(5.0%) (2.5%) 0.0% 2.9% 5.5%

0% ASUS $3.6 $4.1 $4.6 $5.3 $5.9

(1%) $3.4 $3.9 $4.4 $5.0 $5.5

(2%) lenovo $3.1 $3.6 $4.1 $4.6 $5.2

(3%) $2.9 $3.3 $3.8 $4.3 $4.9

acer (4%) $2.7 $3.1 $3.5 $4.0 $4.5

FY16E consolidated gross profit

Change in FY16E EUC gross margin / operating margin

FY13-16E EUC revenue CAGR

(5.0%) (2.5%) 0.0% 2.9% 5.5%

0% ASUS $13.7 $14.2 $14.7 $15.3 $15.9

(1%) $13.5 $13.9 $14.4 $15.0 $15.6

(2%) lenovo $13.2 $13.7 $14.1 $14.7 $15.3

(3%) $13.0 $13.4 $13.8 $14.4 $14.9

acer (4%) $12.7 $13.1 $13.6 $14.1 $14.6

FY16E EPS

Change in FY16E EUC gross margin / operating margin

FY13-16E EUC revenue CAGR

(5.0%) (2.5%) 0.0% 2.9% 5.5%

0% ASUS $1.64 $1.88 $2.12 $2.42 $2.70

(1%) $1.53 $1.75 $1.98 $2.27 $2.54

(2%) lenovo $1.41 $1.62 $1.85 $2.12 $2.38

(3%) $1.29 $1.49 $1.71 $1.97 $2.22

acer (4%) $1.17 $1.37 $1.57 $1.82 $2.06

Source: Management estimates

Note: Assumes S&P grows proportional to EUC, no impact to $ amount operating expenses, Support & Deployment component of Services attach rate of 9.5% to EUC sales

- 9/21 management case

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

ASSESSMENT OF STANDALONE VALUE POTENTIAL

9/21 management plan vs. market-based forecasts

FY14E

Revenue ($bn)


$53.2
$57.6
$60.7
$59.9
Market-low case 1
Consensus 2
Market-high case 3
Mgmt 4

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
y/y growth	*(7.1%)*	*0.2%*	*5.0%*	*4.2%*

Gross profit ($bn)


$13.0
$13.0
$13.5
$13.7
Market-low case 1
Consensus 2
Market-high case 3
Mgmt 4

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
Margin	*24.4%*	*22.6%*	*22.3%*	*22.8%*

Operating income ($bn)


$3.9
$4.1
$4.5
$4.2
Market-low case 1
Consensus 2
Market-high case 3
Mgmt 4

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
Margin	*7.3%*	*7.0%*	*7.4%*	*7.0%*

FY16E

Revenue ($bn)


$55.9
$60.5
$65.7
$66.6
Market-low case 1
Consensus 2
Market-high case 3
Mgmt 4

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
13-16E CAGR	*(0.8%)*	*1.7%*	*4.3%*	*5.0%*

Gross profit ($bn)


$13.6
$13.7
$14.6
$15.3
Market-low case 1
Consensus 2
Market-high case 3
Mgmt 4

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
Margin	*24.4%*	*22.6%*	*22.3%*	*23.0%*

Operating income ($bn)


$3.4
$4.3
$4.9
$5.3
Market-low case 1
Consensus 2
Market-high case 3
Mgmt 4

	Market-low case [1]	Consensus [2]	Market-high case [3]	Mgmt [4]
Margin	*6.0%*	*7.0%*	*7.4%*	*7.9%*

	FY14E Market-low case	FY14E Consensus	FY14E Market-high case	FY14E Mgmt	FY16E Market-low case	FY16E Consensus	FY16E Market-high case	FY16E Mgmt
EPS	**$1.72**	**$1.79**	**$1.95**	**$1.84**	**$1.53**	**$1.96**	**$2.18**	**$2.42**

Note: Denali is currently covered by 33 research analysts; analysts have updated their forecast models post the Q2 earnings call

[1] Market-low based on Pacific Crest estimates as of 8/21/12; extrapolation for FY15-FY16E assumes 2.5% revenue growth rate based on global GDP estimates, return to perpetuity growth rate of (0.5%) thereafter; Operating income margins stepped down to historical trough over last 5 years of ~6%

[2] Consensus based on Street estimates as of 10/5/12; extrapolation for FY15-FY16E assumes 2.5% revenue growth rate based on global GDP estimates, 2.0% for FY17-FY18E, and 0.5% perpetuity growth rate thereafter, margins held constant as % of revenue

[3] Market-high based on Sterne Agee estimates as of 8/22/12; extrapolation for FY15–16E assumes IDC market estimates for each solutions group, FY17-FY18E assumes management growth and linear interpolation to 2.0% perpetuity growth rate thereafter, margins held constant as % of revenue

[4] Based on Management's revised financial plan as of 9/21/12 stepped down to 2.0% perpetuity growth rate by FY22E

DENALI 11 J.P.Morgan

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ASSESSMENT OF STANDALONE VALUE POTENTIAL

Preliminary Denali valuation observations

Implied value per share ($ in millions, except per share data)

Trading metrics1 Trading multiples Discounted equity value DCF

$35.00 $30.00 $25.00 $20.00 $15.00 $10.00 $5.00

FY13-14E growth: 2.0%

FY14E EBIT margin: 7.8%

10.8x FY13E EPS of $1.71

$18.32 $9.43

$18.50 $9.00

$17.00 $16.50 $10.25 $10.00

$13.00 $12.50 $7.50 $7.25

$13.50 $7.00

$11.50 $9.50

$19.25 $15.25

$25.75 $19.25

$27.00 $20.00

Current share price: $9.66

FY13-14E growth: (2.4%)

FY14E EBIT margin: 7.1%

6.0x CY13E EPS of $1.57

Trading metrics Trading multiples DEV Illustrative DCF

EV / EBITDA P / E Market - Low case Consensus Market - High case 9/21 mgmt

52-week trading range

Analyst price targets

3.0-5.5x FY14E Consensus EBITDA $4,656mm

4.0-7.0x FY14E Consensus EPS $1.79

4.0-7.0x FY14-15E P / E Equity cost of capital: 12.5%

FY15-18E Rev. CAGR: 0.5% FY18E EBIT margin: 5.5% TVGR: (1.0%)-0.0%

FY15-18E Rev. CAGR: 2.2% FY18E EBIT margin: 7.0% TVGR: 0.0%-1.0%

FY15-18E Rev. CAGR: 2.8% FY18E EBIT margin: 7.4% TVGR: 1.5%-2.5%

FY15-18E Rev. CAGR: 3.2% FY18E EBIT margin: 7.9% TVGR: 1.5%-2.5%

Discount rate: 9.0%-11.0%

Source: Management estimates, Wall Street research, FactSet; market data as of 10/5/12

Note: See supporting pages for detail. All values rounded to nearest $0.25, except 52-week trading range and analyst price targets

1 For reference only

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Preliminary Analysis - For Discussion Purposes Only

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ASSESSMENT OF STANDALONE VALUE POTENTIAL

Future standalone value potential - alternative forecasts

$ per share

Market - Low case Consensus 9/21 mgmt case

FY14E FY15E FY14E FY15E FY14E FY15E

Revenue growth (7.1%) 2.5% 0.2% 2.5% 4.2% 5.5%

EBIT margin 7.3% 6.0% 7.0% 7.0% 7.0% 7.7%

EPS growth 1.2% (14.5%) 2.3% 5.2% 8.3% 18.7%

FY14E P / E

Future value

Current:

4.0x $6.88 $5.88 $7.16 $7.53 $7.38 $8.75

5.4x $9.28 $7.94 $9.66 $10.16 $9.95 $11.81

7.0x $12.04 $10.30 $12.53 $13.18 $12.91 $15.32

Impl. FY14E EBITDA1 FY14E P / E

Present value

2.8x 4.0x $6.88 $5.23 $7.16 $6.69 $7.38 $7.78

3.7x 5.4x $9.28 $7.06 $9.66 $9.03 $9.95 $10.50

4.8x 7.0x $12.04 $9.15 $12.53 $11.71 $12.91 $13.62

Source: Wall Street research, Management estimates

Note: Market data as of 10/5/12; assumes 12.5% cost of equity

1 Based on FY14E consensus estimates

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ASSESSMENT OF STANDALONE VALUE POTENTIAL

Illustrative sensitivity to the 9/21 management case

FY16E WholeCo Revenue ($ in billions)

$70.0 $66.6 $62.9 $59.9 $57.1

FY13-16E CAGR:

EUC: (5.0%) (2.5%) 0.0% 2.9% 5.5%

WholeCo: (0.2%) 1.4% 3.1% 5.0% 6.8%

FY16E WholeCo EPS

Chg in FY16E EUC GM / OM

FY13-16E EUC revenue CAGR

(5.0%) (2.5%) 0.0% 2.9% 5.5%

0% $1.64 $1.88 $2.12 $ 2.42 - 9/21 mgmt $2.70

$1.53 - Market-low case $ 1.96 - Consensus

(2%) $1.41 $1.62 $1.85 $2.12 $2.38

(4%) $1.17 $1.37 $1.57 $1.82 $2.06

Present value at 5.4x current FY14E P/E

Chg in FY16E EUC GM / OM

0% $7.00 $8.00 $9.04 $10.32 $11.53

(2%) $6.00 $6.91 $7.87 $9.05 $10.16

(4%) $5.00 $5.83 $6.71 $7.78 $8.79

Source: Management estimates

Note: Assumes S&P grows proportional to EUC, no impact to $ amount operating expenses, Support & Deployment component of Services attach rate of 9.5% to EUC sales

1 Assumes 12.5% cost of equity

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Preliminary Analysis – For Discussion Purposes Only
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Discounted cash flow sensitivity analysis

Revenue CAGR vs. EBIT margin sensitivity (10.0% discount rate, 2.0% perpetuity growth rate)

		Implied FY16E revenue				
		$57,127	$59,947	$62,916	$66,567	$69,987
		FY13-FY16E CAGR[1]				
		(0.2%)	1.4%	3.1%	5.0%	6.8%
FY16E EBIT margin	6.0%	$14.62	$15.51	$16.42	$17.54	$18.59
	7.0%	$17.16	$18.15	$19.18	$20.45	$21.64
	8.0%	$19.67	$20.78	$21.94	$23.37	$24.70
	9.0%	$22.19	$23.41	$24.70	$26.27	$27.71

$10.46 - Market-low case[2]; $16.89 - Consensus[3]; $22.95 - 9/21 mgmt[4]

Revenue CAGR vs. discount rate sensitivity (7.9% EBIT margin and 2.0% perpetuity growth rate)

		Implied FY16E revenue				
		$57,127	$59,947	$62,916	$66,567	$69,987
		FY13-FY16E CAGR[1]				
		(0.2%)	1.4%	3.1%	5.0%	6.8%
Perpetuity growth rate	0.0%	$16.84	$17.78	$18.77	$19.99	$21.12
	1.0%	$17.95	$18.96	$20.02	$21.32	$22.53
	2.0%	$19.34	$20.43	$21.58	$22.98	$24.30
	3.0%	$21.12	$22.32	$23.57	$25.11	$26.54

$10.46 - Market-low case[2]; $16.89 - Consensus[3]; $22.98 - 9/21 mgmt[4]

Source: 9/21 management plan
Note: Assumes valuation date of 8/3/12; Based on 1,734.6mm basic shares outstanding and associated options / RSUs
[1] Assumes 9/21 management plan growth rate for FY17-FY18E and linear interpolation to 2.0% perpetuity growth rate thereafter
[2] Market-low based on Pacific Crest estimates as of 8/21/12; extrapolation for FY15-FY16E assumes 2.5% revenue growth rate based on global GDP estimates, return to perpetuity growth rate of (0.5%) thereafter; Operating income margins stepped down to historical trough over last 5 years of ~6%
[3] Consensus based on Street estimates as of 10/5/12; extrapolation for FY15-FY16E assumes 2.5% revenue growth rate based on global GDP estimates, 2.0% for FY17-FY18E, and 0.5% perpetuity growth rate thereafter, margins held constant as % of revenue
[4] Based on Management's revised financial plan as of 9/21/12 stepped down to 2.0% perpetuity growth rate by FY22E
(dashed circle) - Approximate mid-point value

ASSESSMENT OF STANDALONE VALUE POTENTIAL
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ASSESSMENT OF STANDALONE VALUE POTENTIAL

Transaction pricing matrix

$ in millions, except per share data

Current Illustrative offer prices

Implied offer price $9.66 $11.00 $13.00 $15.00 $17.00 $19.00

Premium to current 0.0% 13.9% 34.6% 55.3% 76.0% 96.7%

Offer price premium / (discount) to:

Current of $9.66 0.0% 13.9% 34.6% 55.3% 76.0% 96.7%

1-month average of $10.24 (5.7%) 7.4% 26.9% 46.4% 65.9% 85.5%

3-month average of $11.29 (14.4%) (2.6%) 15.2% 32.9% 50.6% 68.3%

6-month average of $12.68 (23.8%) (13.2%) 2.5% 18.3% 34.1% 49.9%

LTM average of $14.44 (33.1%) (23.8%) (10.0%) 3.9% 17.7% 31.6%

52-week low (10/03/12) of $9.43 2.4% 16.6% 37.9% 59.1% 80.3% 101.5%

52-week high (2/16/12) of $18.32 (47.3%) (40.0%) (29.0%) (18.1%) (7.2%) 3.7%

LEN

EV/EBITDA EBITDA

XRX

CA

FY13E - Consensus $4,638 2.9x HP 3.4x CSC 4.1x 4.9x CSCO 5.7x 6.5x

FY14E - Consensus $4,656 2.9x 3.4x HPCSC 4.1x LEN 4.9xCSCO 5.7x 6.5x

CA

XRX

P/E EPS

CSC

FY13E - Consensus $1.75 HP 5.5x 6.3x XRX 7.4x 8.6x 9.7x CA 10.9xCSCO LEN

FY14E - Consensus $1.79 HP 5.4x 6.1x XRX 7.3x 8.4x 9.5xCSCO 10.6x CSC

CA LEN

Source: Company filings, 9/21 management plan, FactSet

Note: Peers include CA, Cisco (CSCO), CSC, HP, Lenovo (LEN) and Xerox (XRX)

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

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PRESENTATION TO THE DENALI SPECIAL COMMITTEE

Agenda

Page

Assessment of standalone value potential 2

Project Denali update 17

Other strategic alternatives 25

Preliminary observations and next steps 41

Appendix 43

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Update since our last meeting

J.P. Morgan met with the Special Committee on October 2nd to provide an update on the process

Since then, Sponsor A has met with Denali management to review the business in detail

Salamander is scheduled to meet with Denali management on October 11th

Both Sponsor A and Salamander continue to review diligence materials and engage with management on follow-up

J.P. Morgan intends to share with Sponsor A and Salamander, after review by the Special Committee, an indicative capital structure to be assumed for initial indications and provide additional indication of interest guidance during the week of October 8th

Initial indications of interest are expected during the week of October 15th

PR OJ E C T D E NALI UP DAT E

DE N A L I

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PROJECT DENALI UPDATE

Leveraged buyout - what value drivers are achievable in public domain?

Primary lever Achievable in public domain? Consideration

Use of an efficient capital structure

Drives a high cost of equity / capital above a certain threshold

Limits strategic flexibility

Operational enhancement

Public scrutiny and quarter-to-quarter focus hampers ability to drive drastic operational change

At a minimum, required to maintain public company costs

Extraction of value from non-operating assets

Ability to extract overseas cash tax-efficiently (requires a material M&A transaction)

Denali has already put in place various tax efficient structures

Could explore potential for additional mechanisms

Multiple expansion

Potential to fully benefit from market expansion

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Preliminary Analysis – For Discussion Purposes Only
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Leveraged buyout – key feasibility considerations

Domain	Issues	Current perspectives
EUC performance	▪ Limited revenue visibility ▪ Declining top-line drives negative working capital	▪ Near-term trends inform the forecast ▪ Meaningful cash flow generation when in growth mode
Tax structuring	▪ Tax leakage in repatriation of cash to effect a transaction as well as to efficiently fund debt pay-down	▪ An offshore structure is feasible but could result in significant tax leakage for founding shareholder and significantly impact public sector revenues ▪ Maintain simple on-shore / U.S. domicile with upfront tax leakage
Liquidity	▪ [***] ▪ Significant cash / funding needs	▪ [***] ▪ Min cash requirements to remain high but potential, as private entity, to drive towards lower end of normalized range
DFS	▪ Post buy-out funding strategy for DFS ▪ Reduction in ratings will reduce earnings contribution from DFS earnings with questionable return for sponsors	▪ DFS will require additional parent liquidity ▪ Partially mitigated through an ABS structure ▪ Offsets potential complexity of executing on a sale or third party partnership

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

PROJECT DENALI UPDATE
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PROJECT DENALI UPDATE

Leveraged buyout - illustrative paydown and returns analysis

3.1x leverage, 40%1 premium ($13.52 / share) to current ($9.66 / share)

A Market - Low case (No inversion)

B Consensus (No inversion)

C 9/21 management case (No inversion)

D 9/21 management case (Inversion)

FY13E-FY19E Revenue CAGR (0.6%) 1.9% 3.6% 3.6%

FY16E Revenue $55.9bn $60.5bn $66.6bn $66.6bn

FY16E EBIT margin (FY13E of 7.6%)3 6.6% 7.6% 8.5% 8.5%

FY13E Adj. EBITDA3,4 $4.8 $4.9 $4.9 $4.9

FY16E Adj. EBITDA3,4 $4.2 $5.1 $6.1 $6.1

Tax rate (steady state) 26% 26% 26% 21%

5-year IRR2 (1.2%) 11.6% 18.6% 25.4%

New debt $10.0 $10.0 $10.0 $10.0

Total debt $15.3 $15.3 $15.3 $15.3

Debt / FY13E EBITDA3,4 3.2x 3.1x 3.1x 3.1x

Debt / FY16E EBITDA3,4 2.9x 2.0x 1.4x 1.3x

Year in which new transaction debt is paid down 2022 2018 2017 2017

Cash equity check $7.5 $4.7

Blended cost of debt 5%-6% 5%-6%

Note: Any potential cost synergies implied in achieving steady state EBIT margin

1 Purely illustrative

2 Assumes exit multiple equals entry multiple

3 Excludes stock-based compensation expense

4 Excludes ABS interest expense

20a

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Preliminary Analysis - For Discussion Purposes Only

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PROJECT DENALI UPDATE

Leveraged buyout - key structuring assumptions and considerations

Key structuring assumptions

Total debt of up to $15.3bn or approximately 3.1x debt / adjusted EBITDA

Up to $6bn secured financing consisting of either:

- $2.9bn of asset-backed securitization (new DFS funding) and $3.1bn new guaranteed secured debt, or

- $6.0bn of new guaranteed secured debt

Up to $4.0bn new guaranteed unsecured debt

$5.3bn of existing debt assumed to roll over as junior capital

BB corporate rating required for execution

Assumes rollover of founding shareholder and Southeastern AM equity

Assumes $5.5bn of minimum cash

New cash equity from sponsors, LPs and / or other strategics of approximately $7.5bn

Minimum equity check for the financing is 40%

Rollover debt considerations

Denali’s Senior Notes and Debentures will stay in the capital structure following the buyout

None have a change of control provision, and they will automatically roll into the new capital structure

We recommend refinancing short-dated maturities to improve execution of the new debt and provide added run way

The Senior Notes and Debentures have loose investment grade covenants, and there is considerable flexibility on the amount of secured debt which can be raised

The liens test of 10% of Consolidated Net Tangible Assets (“CNTA”), only applies to “Principal Property” with a value of greater than 1% of CNTA. There is no limitation on current assets, or on the Denali brand name, or on smaller property.

All secured debt can be sold under a single credit agreement and/or indenture

The Senior Notes and Debentures do not have guarantees and are effectively a “HoldCo” / subordinated to the new secured and unsecured debt which will have guarantees

Denali’s Revolver, Commercial Paper, and Structured Financing will be refinanced at close

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
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Leveraged buyout – illustrative financing structure (no inversion and retain DFS)

3.1x leverage, 40%[1] premium ($13.52 / share) to current ($9.66 / share)

Sources and uses ($ in billions)

Sources	Amount
Excess balance sheet cash	$8.5
OpCo - Consumer ABS	$0.8
OpCo - Commercial ABS	$2.1
OpCo - New guaranteed secured debt	$3.1
OpCo - New guaranteed unsecured debt	$4.0
Founding shareholder equity	$3.7
Southeastern AM equity	$1.8
New cash equity	$7.5
Total sources	$31.5

Uses	Amount
Equity purchase price	$24.1
Refinance existing debt	$4.3
Repatriation taxes	$2.8
Fees and expenses	$0.4
Total uses	$31.5

Pro forma capitalization ($ in billions)

				xLTM EBITDA[2]	
	Amount	Pricing	% cap	ex. SBC	w/ SBC
Cash	$5.5				
OpCo - Consumer ABS	$0.8	L+270[3]	3%	0.17x	0.19x
OpCo - Commercial ABS	$2.1	L+270[3]	7%	0.43x	0.47x
OpCo - New guaranteed secured debt	$3.1	L+350	11%	0.63x	0.68x
OpCo - New guaranteed unsecured debt	$4.0	7.00%	14%	0.82x	0.89x
Total OpCo debt	$10.0		35%	2.05x	2.22x
HoldCo - Unguaranteed rolled debt	$5.3	4.23%	19%	1.09x	1.18x
Total pro forma debt	$15.3		54%	3.14x	3.39x
Founding shareholder equity	$3.7				
Southeastern AM equity	$1.8				
New cash equity	$7.5				
Total equity	$13.0		46%		
Total capitalization	$28.3				

Note: Assumes transaction date of 1/31/13. Debt and cash as of 1/31/13
[1] Purely illustrative
[2] EBITDA multiple based on FY2013 PF EBITDA of $4,880mm
[3] Includes LIBOR based interest rate and annual fees; blended cost also assumes incremental unused ABS is raised

PROJECT DENALI UPDATE
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PROJECT DENALI UPDATE

Leveraged buyout - illustrative paydown and returns analysis

3.1x leverage, 40%1 premium ($13.52 / share) to current ($9.66 / share)

A B C D

Market – Low case (No inversion) Consensus (No inversion) 9/21 management case (No inversion) 9/21 management case (Inversion)

FY13E-FY19E Revenue CAGR (0.6%) 1.9% 3.6% 3.6%

FY16E Revenue $55.9bn $60.5bn $66.6bn $66.6bn

FY16E EBIT margin (steady state)4 6.6% 7.6% 8.5% 8.5%

Implied FY14E EV / EBITDA4 4.1x 3.9x 3.8x 3.8x

Tax rate (steady state) 26% 26% 26% 21%

Year in which new transaction debt is paid down 2020+ 2018 2017 2017

5-year IRR2 (1.2%) 11.6% 18.6% 25.4%

5-year IRR2 with recaps3 (1.2%) 12.7% 23.1% 33.4%

Note: Any potential cost synergies implied in achieving steady state EBIT margin

1 Purely illustrative

2 Assumes exit multiple equals entry multiple

3 Minimum constant leverage of 2.5x and $300mm refinancing fees

4 Excludes stock-based compensation expense

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J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

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PROJECT DENALI UPDATE

Leveraged buyout - sensitivities on ability to pay

3.1x leverage, 20% 5-year IRR1 with recaps2

Implied purchase price - no inversion

Implied FY16E revenue $57,127 $59,947 $62,916 $66,567 $69,987

FY13E-FY16E CAGR

(0.2%) 1.4% 3.1% 5.0% 6.8%

FY16E EBIT margin3

6.5% $10.27 $10.65 $10.98 $11.50 $12.20

7.5% $11.14 $11.60 $12.27 $12.88 $13.45

8.5% $12.32 $12.84 $13.39 $14.13 $14.77

9.5% $13.33 $13.97 $14.57 $15.31 $16.12

10.5% $14.41 $15.03 $15.80 $16.60 $17.34

Implied purchase price - inversion

Implied FY16E revenue

$57,127 $59,947 $62,916 $66,567 $69,987

FY13E-FY16E CAGR

(0.2%) 1.4% 3.1% 5.0% 6.8%

FY16E EBIT margin3

6.5% $12.06 $12.45 $12.92 $13.53 $14.06

7.5% $13.09 $13.63 $14.14 $14.77 $15.41

8.5% $14.20 $14.74 $15.36 $16.05 $16.69

9.5% $15.31 $15.89 $16.50 $17.35 $18.07

10.5% $16.34 $16.97 $17.74 $18.57 $19.33

Source: 9/21 management plan

1 Assumes exit multiple equals entry multiple; 2 Minimum constant leverage of 2.5x and $300mm refinancing fees; 3 Excludes stock-based compensation expense

- Denotes management case FY13-16E revenue CAGR and FY16E EBIT margin

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

Agenda

Page

Assessment of standalone value potential 2

Project Denali update 17

Other strategic alternatives 25

Preliminary observations and next steps 41

Appendix 43

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Other strategic alternatives to potentially enhance shareholder value

		Benefits	Considerations
A Enhanced Capital Distribution	Levered recap	+ Levered share buyback would support current stock price and drive **EPS accretion** (signal undervaluation) + **Ample firepower** at A- rating	- **Limits strategic / financial flexibility** going forward - **Low domestic cash flow** and **limited cash to pay interest**
	Dividend increase	+ Utilize **strong free cash flow** to **increase dividend** + **Dividend payers rewarded** in the market	- **Currently consumes ~100% of U.S. cash** - Signals **lack of attractive organic investment** opportunities - Payout higher than peers - **Diminishing marginal returns** with yields beyond 3.0-3.5%
B Separation of EUC business		+ **Removes revenue and margin volatility** and **improves financial stability** + Eliminates long-term **secular pressure** from PC industry + Opportunity to focus investments on **higher growth / margin Enterprise business**	- **Loss of scale and intersegment synergies** - Potential **impact on** remaining segments, including **S&P, Services and DFS** - **Potentially diminished free cash flow and debt capacity**
C Transformative acquisitions		+ **Grow Enterprise, Software, and Services** businesses in targeted areas + Opportunity to **improve growth and margin profile** + **Synergy potential** allows for incremental value creation	- **Actionability** of targets of scale at reasonable valuations - Market reaction and **integration risk** - **Interloper risk** for key assets - **Limited U.S. cash** – currently $500mm[1]
D Sale to strategic		+ Immediate **value creation** + **De-risks** standalone plan	- **Uncertainty in macro environment** - Transaction size likely a deterrent - **Strategic buyer** for the entire business **is unlikely**

[1] Represents FY13E U.S. cash balance per management guidance

OTHER STRATEGIC ALTERNATIVES
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OTHER STRATEGIC ALTERNATIVES

Illustrative comparison of potential value creation alternatives

Implied Denali value per share

A B C D

Status quo (Discounted equity value)

LBO

Enhanced capital distribution

Recap Dividend

Separation of EUC

Transformative acquisitions

Sale to strategic

$20.00 $18.00 $16.00 $14.00 $12.00 $10.00 $8.00 $6.00

Dividend increase

Subject to acquisition target

Dependent on suitor

$13.50 $10.00

$15.00 $13.50 $13.00 $11.75

$16.25 $15.00 $14.25 $13.25

$12.00 $10.00

$14.00 $12.50

52-week high (2/16/12): $18.32

1-year average: $14.44

Current share price (10/5/12): $9.66

5.4-7.0x FY14E P/E 12.5% cost of equity

5-year IRR: 20% - 25%

- inversion

5-year IRR w/ recaps: 20% - 25%

$1.5bn - $3.5bn Leveraged recapitalization

Moderate premium of ~1-2% based on S&P 500 precedents

Spin of EUC at 3.0x FY14E / EBITDA RemainCo: 6.0-7.0x FY14E EV / EBITDA

Source: Share price as of 10/5/12, 9/21 management case

Note: Values rounded to the nearest $0.25

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

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OTHER STRATEGIC ALTERNATIVES

A Enhanced capital distribution - firepower assessment

LTM as of Q2 fiscal 2013 (August 3, 2012)

Incremental debt capacity U.S. Cash Overseas cash

Firepower available to Denali ($ in billions)

$6.2 $3.4 $0.5 $2.3

$9.4 $5.4 $0.5 $3.5

Ratings A- BBB+

Breakpoints 1.50x 1.75x

Adj. EBITDA 1 $4.8 $4.8

Adj. existing debt 2 $4.9 $4.9

Incremental debt $7.2 $8.4

capacity $2.3 $3.5

Excess global cash 3 $3.9 $5.9

Total global firepower $6.2 $9.4

Total U.S. firepower $2.8 $4.0

Source: Based on Company filings and guidance, S&P report

1 Adj. EBITDA includes LTM EBITDA of $4.8bn adjusted for DFS operations (-$378mm), operating lease (+$21mm) and stock-based compensation (+$373mm)

2 Adj. debt includes $8.3bn as of 8/3/12 adjusted for DFS debt (-$3.9bn) and lease obligations (+$396mm)

3 Excess global cash includes U.S. cash assumed to be $500mm as of FY13E; minimum cash of $8.3bn (net debt neutral) to retain Denali’s current rating at A-; reduction of $2bn in minimum cash requirement for a one notch downgrade; overseas cash would be tax-affected if used for U.S. firepower

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

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OTHER STRATEGIC ALTERNATIVES

A Enhanced capital distribution - illustrative share buyback

Illustrative share buyback scenarios for Denali

$1.5bn share buyback $3.5bn share buyback

Rating A2/A- A3/BBB+

Adj. Debt / EBITDA1 1.3x 1.7x

Total adj. debt1 $6.4bn $8.4bn

Repurchase as % of 2013 equity value2 9% 21%

Pro forma EPS3 $1.94 $2.12

% EPS accretion 8.4% 18.3%

Forward P/E4 5.2 - 5.7x 5.2 - 5.7x

Share price $9.99 - $10.96 $10.90 - $11.96

Source: J.P. Morgan as of 10/05/12

1 Leverage metrics are adjusted per S&P methodology

2 Based on equity research FY14E diluted share count of 1,743mm

3 EPS accretion based on FY14E net income of $3,120mm; $1.5bn case assumes shares repurchased at current price; $3.5bn case assumes tender premium of 15%; Assumes 3.63% cost of debt at A2/A- and 3.88% cost of debt at A3/BBB+; Assumes interest on cash of 0.30%

4 Change in multiple based on precedent debt-financed share repurchases since 1/1/2011

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

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OTHER STRATEGIC ALTERNATIVES

A Enhanced capital distribution - summary of Denali’s capital distribution policy and comparison to peers

On June 12, 2012, Denali initiated a quarterly dividend of $0.08 per share to be paid beginning in Q3 fiscal 2013

Represented a dividend yield of 2.7% based on the prior day’s closing price of $11.86 and 3.3% as of the latest closing price of $9.661

Denali’s 3.3% dividend yield is among the highest of its peer group

Median yield of peers is 2.2%

Denali’s total payout2 is lower than peers on a net income basis but higher on a FCF basis

Denali’s total payout as a % of net income, on an LTM basis, is 80.1% versus peer median of 91.7%

Denali’s total payout as a % of FCF, on an LTM basis, is 95.1% versus peer median of 69.9%

Denali’s total payout2 is significantly higher than peers on a market capitalization basis

Denali’s total payout as a % of market capitalization, on an LTM basis, is 14.1% vs. peer median of 6.4%

1 As of 10/05/12

2 Denali’s total payout assumes annualized payment of newly initiated dividend

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

A Enhanced capital distribution – framework to evaluate future dividend increases

Considerations

- **Current dividend is competitive**
  - 3.3% yield, approximately 94% of FY14E domestic free cash flow
  - $0.04 increase would result in a payout ratio of over 106% of FY14E domestic free cash flow
- **Limited benefit of increasing dividend yield and payout ratio beyond current level**
  - Threshold for attracting significant income-oriented investors is generally a ~2%+ yield
  - Very few strong S&P 500 companies pay more than a 4% dividend yield
  - Could restrict Denali's strategic flexibility, especially for domestic acquisitions
- **Potential changes to dividend tax rate could increase after-tax cost of dividends relative to share repurchases**

Impact of a dividend increase ($ in mm, ex. per share data)

FY14E:	Metric	Current	% increase 12.5%	25.0%	50.0%
Dividend per share		$0.32	$0.36	$0.40	$0.48
Implied yield		*3.3%*	*3.7%*	*4.1%*	*5.0%*
FY14E payout		$542	$610	$678	$813
% net income	$3,150	*17.2%*	*19.4%*	*21.5%*	*25.8%*
% U.S. operating CF - Capex	$574	*94.4%*	*106.2%*	*118.0%*	*141.6%*
Total debt / FY13E EBITDA		2.1x	2.1x	2.1x	2.1x
Net debt / FY13E EBITDA		(1.0x)	(0.9x)	(0.9x)	(0.9x)
FY15E payout		$533	$604	$672	$806
% net income	$3,675	*14.5%*	*16.4%*	*18.3%*	*21.9%*
% U.S. operating CF - Capex	$652	*81.7%*	*92.6%*	*102.9%*	*123.5%*
Total debt / FY14E EBITDA		2.1x	2.2x	2.2x	2.2x
Net debt / FY14E EBITDA		(1.0x)	(1.0x)	(1.0x)	(1.0x)

Projected FCF and dividends ($ in millions)


U.S. operating CF - Capex
Dividend
$574
$542
$652
$533
$742
$525
FY14E
FY15E
FY16E
% payout:
94.4%
81.7%
70.7%

Source: Company filings, FactSet, Bloomberg, J.P. Morgan

OTHER STRATEGIC ALTERNATIVES
DENALI
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J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

OTHER STRATEGIC ALTERNATIVES

B Separation of EUC business - key threshold issues

Determining the lines of separation

Feasibility, complexity and timing to effect a carve-out

Scope and scale of potential dis-synergies

Viability of “EUC” as an attractive standalone entity and expected trading value vis-a-vis peers

Very limited buyer / partner universe

Basis in the assets under consideration

Dis-entanglement of existing agreements across current customers and products within enterprise businesses

Resolution of brand license and other IP issues

Determining appropriate capital structure and appropriating corporate liabilities

Availability of onshore cash flow to fund ongoing ordinary dividend

Repositioning of both businesses to appropriate shareholder base’

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

B Separation of EUC business – key observations

	EUC	ESG, Services and Software
Industry	■ Competitive landscape is primarily HP, Lenovo, ASUS, Acer and Apple ■ PC sales impacted by tablet growth	■ Competitive landscape is comprised of large end-to-end IT vendors as well as focused vendors ■ Growth across segment driven by evolutionary trends in the data center
Financial	■ Forecasted to grow at 3.0%[1] CAGR from CY12-CY15E ■ Revenue growth has ranged between (17.8%) and 13.9% during CY07-CY11 ■ Operating margin of 3.2%[1] in CY12E ■ Segment peers trade at 4.6x FV / CY13E EBITDA[2]	■ Forecasted to grow at 8.8%[1] CAGR from CY12-CY15E ■ Revenue growth has ranged between (5.3%) and 26.9% during CY07-CY11 ■ Operating margin of 13.7%[1] in CY12E ■ Segment peers trade at 5.6x FV / CY13E EBITDA[3]
Sales model / Partnerships	■ Direct, retail and distributor based sales model ■ Key software related partnerships	■ Direct sales model where "strategic" relationships with key enterprise IT decision makers are critical
Synergies	■ Drives meaningful revenue in services and S&P ■ Little technology overlap with Enterprise Solutions and Software ■ Important sourcing synergies	■ Synergies between enterprise related assets across ESG, Services and Software ■ Important sourcing synergies
Capital Structure	■ Strong balance sheet provides flexibility for strategic opportunities ■ Strong working capital management drives cash conversion cycle	■ Strong balance sheet provides flexibility for strategic opportunities and vendor financing

While both EUC and the remaining businesses have important points of synergy, is it unlikely they would be combined if they were separate today

[1] Based on 9/21 management plan
[2] Median of Acer, ASUSTek and Lenovo; [3] Median of BMC, CA, Cisco, CSC, EMC, IBM, Microsoft, NetApp, Oracle, Symantec, Wipro and Xerox

OTHER STRATEGIC ALTERNATIVES
DENALI
33
J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

OTHER STRATEGIC ALTERNATIVES

B Separation alternatives for EUC

Alternatives Conditions for execution Considerations for Denali

Tracking stock

Parent wants to retain 100% ownership

Parent wants to retain unified borrowing capacity

Rarely used in market as separation technique

Significant conflicts and issues arise from single board and lack of legal separation

Does not provide corporate clarity

Poorly received by markets in terms of valuation, research coverage and investor reception

Trade at a valuation discount to true spin offs

Joint venture

Parent wishes to retain control, but lacks certain capabilities provided by partner

Difficult to execute for EUC given scale, interdependencies with other Denali businesses and requirements for capital

Precludes other tax efficient alternatives

Limited set of JV / merger partners

Permanent carve-out

Parent wishes to retain control

Direct monetization of only a minority of subsidiary’s value needed

Sub is viable public company

Difficult to execute, given capital requirements

A partial carve out does not eliminate significant exposure to PC business

Remain exposed to EUC performance

Spin-off

Separation of businesses is desired-at least 80% of subsidiary shares must be spun-off to qualify as tax-free

Sub is viable public company

Remain exposed to EUC performance

One-step process can be effected by ParentCo, assuming EUC is viable as a stand-alone business

A 100% spin of EUC will require significant IR investment to reposition both research and investor bases for Remain Co and EUC

Can retain up to 19.9% equity ownership in EUC in order to capture future upside value

Split-off

Separation of businesses is desired-at least 80% of subsidiary shares must be tendered to qualify as tax-free

Sub is viable public company

Similar to spin-off except that current business profile of EUC could make exchange ratio difficult to arrange

Allows for natural investor segmentation

Sale

Complete separation of business is desired

A near-term control sale of EUC would likely result be at a discounted valuation

Likely low tax basis compounds negative effect of tax leakage

Limited set of buyers given size and market

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

B Separation of EUC business – potential portfolio realignment with a separation of EUC


Denali today
EUC separation scenario
FY14 rev / EBIT
WholeCo
End-user computing
Software & peripherals
Enterprise solutions
Services
Software
SpinCo
End-user computing
Software & peripherals
(77% and 82% of total S&P revenue and EBIT, respectively)
Services – support and deployment
(~10% attach rate (33% of total Services))
65% / 47%¹
RemainCo
Software & peripherals
(23% and 18% of total S&P revenue and EBIT, respectively)
Enterprise solutions
Services
Software
35% / 53%¹

- Assumes ~$550mm in operating dis-synergies at RemainCo
- Need to fully assess feasibility of the separation
- Potentially multiple permutations in a separation of EUC and requires further diligence of lines of separation

[1] Pre dis-synergies

OTHER STRATEGIC ALTERNATIVES
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OTHER STRATEGIC ALTERNATIVES

B Separation of EUC business - financial profile of SpinCo and RemainCo

$ in billions

FYE January 31, FY12E FY13E FY14E FY15E FY16E FY13-16E CAGR

WholeCo

Revenue $62.1 $57.5 $59.9 $63.2 $66.6 5.0%

% growth (7.4%) 4.2% 5.5% 5.3%

EBIT $5.1 $4.0 $4.2 $4.9 $5.3 9.7%

% margin 8.3% 7.0% 7.0% 7.7% 7.9%

Less: EUC SpinCo

Revenue $44.3 $38.5 $39.0 $40.4 $41.9 2.9%

% growth (13.1%) 1.3% 3.5% 3.8%

EBIT $3.5 $2.1 $2.0 $2.0 $2.0 (1.3%)

% margin 7.9% 5.5% 5.2% 5.0% 4.8%

RemainCo

Revenue $17.7 $19.0 $20.9 $22.8 $24.6 9.1%

% growth 7.0% 10.1% 9.3% 7.9%

Procurement dis-synergies ($0.6) ($0.6) ($0.6) ($0.6) ($0.6)

EBIT $1.1 $1.3 $1.6 $2.3 $2.7 26.4%

% margin 6.2% 7.0% 7.8% 9.9% 10.9%

Source: 9/21 management plan

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

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OTHER STRATEGIC ALTERNATIVES

B Separation of EUC business - assessment of potential value creation

Scenario Impact on Denali Pro forma Denali valuation (FY14E EV / EBITDA)

FY14E EV / EBITDA Value of EUC Dis-synergies PF debt PF cash Debt / FY13E EBITDA 6.0x 7.0x

1

Spin of EUC

1.5x SpinCo debt / FY13E EBITDA

$2,000mm of cash at SpinCo

SpinCo trades at 3.0x FY14E EV / EBITDA

Premium to current

$12.50 $13.55

3.0x $7,089 ($550) $4,542 $10,243 2.9x 29.4% 40.3%

Implied break-even EV / FY14E EBITDA: 3.3x

2

Spin-Merge of EUC with Lenovo1

1.5x SpinCo debt / FY13E EBITDA

$550mm of synergies at Lenovo NewCo

PF Lenovo NewCo leverage of 2.4x and $5,510mm dividend to Lenovo shareholders to meet Morris Trust requirements

3.5x PF Lenovo NewCo FY14E EV / EBITDA

$13.05 $14.10

3.0x $7,089 ($550) $4,542 $12,243 2.9x 35.1% 46.0%

Implied break-even EV / FY14E EBITDA: 2.8x

Source: Management forecast, Wall Street research, FactSet

Note: Market data as of 10/5/12; Assumes transaction date of 10/5/12, assumes WholeCo current debt of $8,347mm and cash of $12,243mm

1 Lenovo is for illustrative purposes only

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Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

C Transformative acquisitions – history and observations

Select strategic acquisitions[1]


perotsystems
$3.9bn
Nov 2009
ocarina networks
$118mm
Jul 2010
SecureWorks
$612mm
Feb 2011
AppAssure
$182mm
Feb 2012
SONICWALL
$1.2bn
May 2012
QUEST SOFTWARE
$2.4bn
Sep 2012
2009
2010
2011
2012
KACE
$123mm
Feb 2010
compellent
$937mm
Feb 2011
DELL Financial Services Canada
$400mm
Jun 2011
FORCE10
$686mm
Aug 2011
WYSE
$934mm
May 2012

Note: Purchase price data from Denali management; dates represent transaction closing date

Key observations

$ in millions	
Aggregate transaction value / cash outlay	$11,446
Aggregate FY13 revenue from acquisitions since FY10	$5,697
Aggregate FY13 revenue from acquisitions in FY13	$2,058
% of FY13 PC revenue [2]	*15.0%*
% of FY13 Enterprise revenue [2]	*54.0%*

Note: Includes transactions since 2009 with transaction value over $100mm

- 15%+ management IRR target for acquisitions[1]
- Limited U.S. free cash flow and firepower limits ability to make large scale acquisitions
- Assuming the PC[3] segment remains flat, and Denali acquires $2.1bn in additional revenue each year, the aggregate annual revenue from acquisitions would exceed PC revenue in FY32[4]

[1] Company guidance
[2] Aggregate FY13 revenue from acquisitions since FY10 as a % of FY13 segment revenue
[3] PC includes EUC and S&P
[4] Assumes $2.1bn in revenue acquired each year remains constant thereafter, exceeding the combined EUC and S&P revenue of $37.9bn (kept constant from FY13) by FY32

OTHER STRATEGIC ALTERNATIVES
DENALI
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Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

C Transformative acquisitions – potential acquisition opportunities

		Market cap ($mm)	CY13 Rev. ($mm)	CY13 P/E	Commentary
Enterprise	F5	$8,239	$1,671	19.0x	+ Vertical move up networking stack with market-defining ADN solution - High valuation, limits large scale acquisitions in other focus areas (Software)
	Fusion-io	$2,980	$612	65.3x	+ Ability to capitalize on storage industry's shift from disk to flash-based solutions - Significant competition, industry in very nascent stage
	NetApp	$11,593	$6,775	13.0x	+ Add scale storage platform with meaningful contribution to top and bottom line - Transaction size, big bet on storage
	riverbed	$3,768	$956	19.8x	+ Broaden networking portfolio with addition of WAN optimization asset - Uncertainty around saturation of WAN optimization market opportunity
Services	Capgemini	$6,714	$13,662	11.3x	+ Bolster services capabilities beyond support and deployment with marquee IT services and consulting business - Significant European exposure
	CSC	$5,016	$15,684	11.9x	+ Strengthen Healthcare IT and security services businesses while providing significant scale - Ongoing challenges related to restructuring / transformation plan
	service now	$4,451	$365	nm	+ Add category-leading cloud services platform to bolster cloud strategy - Rich valuation post-IPO based on high growth expectations
Software	Informatica	$3,064	$907	17.0x	+ Strong entry into information management with addition of #1 data management platform - High valuation and interloper risk
	paloalto networks	$3,839	$448	nm	+ Create end-to-end network security platform with addition of leading web-application firewall solution - Rich valuation post-IPO based on high growth expectations and interloper interest
	QlikTech	$1,634	$461	41.7x	+ Add high growth, innovative BI asset with rapidly expanding scale - High valuation and interloper risk
	symantec	$13,008	$6,939	10.4x	+ Add significant scale to software business with end-to-end security solution - Low growth, impact on other partnerships
	Teradata	$13,038	$3,031	23.6x	+ Add leading data warehousing platform with meaningful scale and enterprise customer base - Transaction size, high valuation

Key Denali considerations: (1) low relative valuation; (2) near-term earnings dilution; (3) high cash outlay; (4) execution risk

Source: FactSet as of 10/05/12
Note: P/E multiples less than zero shown as "non-meaningful"

OTHER STRATEGIC ALTERNATIVES
DENALI 39 J.P.Morgan

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OTHER STRATEGIC ALTERNATIVES

D Sale to strategic - rationale and key considerations

Potential strategic buyers

Market cap ($bn) CY13 rev. ($bn) CY13 P / E

MicrosoftR $258.9 $82.8 9.5x

GoogleTM $253.9 $53.7 15.9x

IBMR $246.5 $108.2 12.6x

ORACLER $155.0 $39.8 11.2x

intelR $117.9 $55.7 10.4x

CISCOTM $107.8 $50.1 9.4x

SAPR $85.7 $23.1 15.9x

EMC2R $60.7 $24.4 13.9x

Source: FactSet as of 10/05/12

Rationale

Growing Enterprise and Software assets that can drive value into the future

Attractive Services business, particularly in health care and public sectors

Strong mid-market customer base

Potential for revenue and cost synergies

Attractive valuation relative to historical levels

Increase scale meaningfully while preventing Denali from trading away to a competitor

Considerations

Strategic rationale to enter PC market

Size of transaction despite recent decline in valuation

Lower relative growth and margin profile

Overlap with existing business and products

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

Agenda

Page

Assessment of standalone value potential 2

Project Denali update 17

Other strategic alternatives 25

Preliminary observations and next steps 41

Appendix 43

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

PRELIMINARY OBSERVATIONS AND NEXT STEPS

Preliminary observations and next steps

Current Denali stock price and investor sentiment towards the sector provide a challenging backdrop to evaluate potential strategic alternatives

Uncertainty around future performance of EUC creates significant volatility around future valuation outcomes

Management’s visibility remains poor but expectations around future performance are aggressive relative to recent trends

Management’s recent track record of execution and achieving expectations has been poor

Investors are currently significantly discounting future EUC performance

A leveraged buyout of Denali may be feasible in current market conditions

Large equity check required

Potential tax inefficiencies

Likely conservatism towards future EUC performance

Other strategic and financial alternatives exist to realize value and should be carefully explored

Separation strategies around EUC could potentially unlock significant shareholder value

DENALI

J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

PRESENTATION TO THE DENALI SPECIAL COMMITTEE

Agenda

Page

Assessment of standalone value potential 2

Project Denali update 17

Other strategic alternatives 25

Preliminary observations and next steps 41

Appendix 43

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Preliminary Analysis – For Discussion Purposes Only
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Trading metrics

$ in millions, except per share data

Company name	Share price (10/05/12)	% 52-wk high	Market cap	Firm value	FV / Revenue CY12E	FV / Revenue CY13E	FV / EBITDA CY12E	FV / EBITDA CY13E	P / E CY12E	P / E CY13E	P / E / G CY12E	P / E / G CY13E	LT EPS Growth
Denali (Street)	$9.66	53%	$17,180	$13,284	0.2x	0.2x	2.9x	2.9x	5.5x	5.4x	1.4x	1.3x	4.0%
Hewlett-Packard	$14.73	49%	$29,686	$50,330	0.4x	0.4x	3.2x	3.5x	3.7x	3.9x	7.4x	7.9x	0.5%
Apple	$652.59	93%	$625,759	$508,538	3.1x	2.5x	8.2x	6.8x	14.0x	11.8x	0.6x	0.5x	22.0%
EUC													
Lenovo	$0.84	86%	$8,781	$5,056	0.2x	0.1x	5.6x	4.6x	15.8x	12.8x	1.1x	0.9x	14.0%
ASUSTek	$10.45	94%	$7,865	$5,271	0.4x	0.3x	6.2x	5.6x	11.0x	10.3x	1.2x	1.1x	9.6%
Acer	$0.95	62%	$2,682	$1,280	0.1x	0.1x	7.2x	4.5x	35.7x	17.2x	nm	nm	(1.0%)
				Mean	**0.2x**	**0.2x**	**6.3x**	**4.9x**	**20.9x**	**13.4x**	**1.1x**	**1.0x**	**7.5%**
				Median	**0.2x**	**0.1x**	**6.2x**	**4.6x**	**15.8x**	**12.8x**	**1.1x**	**1.0x**	**9.6%**
S&P													
Avnet	$29.15	79%	$4,197	$5,334	0.2x	0.2x	5.1x	4.9x	7.2x	6.7x	1.4x	1.3x	5.3%
Ingram Micro	$15.36	78%	$2,387	$1,872	0.1x	0.1x	3.6x	3.4x	8.4x	7.6x	0.9x	0.8x	9.4%
Tech Data	$44.19	77%	$1,711	$1,557	0.1x	0.1x	4.1x	3.8x	8.4x	7.2x	1.2x	1.0x	7.2%
Insight Enterprises	$17.17	76%	$785	$777	0.1x	0.1x	3.9x	3.5x	7.7x	7.3x	na	na	na
				Mean	**0.1x**	**0.1x**	**4.2x**	**3.9x**	**7.9x**	**7.2x**	**1.1x**	**1.0x**	**7.3%**
				Median	**0.1x**	**0.1x**	**4.0x**	**3.7x**	**8.1x**	**7.2x**	**1.2x**	**1.0x**	**7.2%**
Enterprise													
Microsoft	$29.85	91%	$258,878	$207,782	2.7x	2.5x	8.4x	6.1x	14.5x	9.7x	1.4x	1.0x	10.0%
IBM	$210.59	100%	$246,493	$267,033	2.5x	2.5x	9.8x	9.1x	13.9x	12.6x	1.4x	1.3x	10.0%
Oracle	$31.39	93%	$155,048	$138,619	3.7x	3.5x	8.0x	7.3x	12.4x	11.1x	1.0x	0.9x	12.0%
Cisco	$18.86	89%	$107,802	$75,435	1.6x	1.5x	5.5x	5.2x	11.0x	9.8x	1.3x	1.2x	8.5%
EMC	$27.29	91%	$60,716	$52,741	2.4x	2.2x	10.9x	9.9x	17.7x	14.6x	1.2x	1.0x	15.0%
NetApp	$30.59	66%	$11,593	$7,417	1.2x	1.1x	7.6x	7.0x	19.2x	17.0x	1.3x	1.1x	15.0%
				Mean	**2.3x**	**2.2x**	**8.4x**	**7.5x**	**14.8x**	**12.5x**	**1.3x**	**1.1x**	**11.8%**
				Median	**2.5x**	**2.3x**	**8.2x**	**7.1x**	**14.2x**	**11.9x**	**1.3x**	**1.1x**	**11.0%**
Services													
Wipro	$7.20	79%	$17,806	$16,637	2.1x	1.8x	10.5x	9.5x	14.8x	13.3x	1.1x	1.0x	13.3%
Xerox	$7.27	83%	$9,834	$18,316	0.8x	0.8x	5.6x	5.4x	6.8x	6.2x	5.5x	5.1x	1.2%
CSC	$31.88	92%	$5,016	$6,784	0.4x	0.4x	3.8x	3.6x	13.1x	11.9x	1.6x	1.5x	8.0%
				Mean	**1.1x**	**1.0x**	**6.6x**	**6.2x**	**11.6x**	**10.5x**	**2.8x**	**2.5x**	**7.5%**
				Median	**0.8x**	**0.8x**	**5.6x**	**5.4x**	**13.1x**	**11.9x**	**1.6x**	**1.5x**	**8.0%**
Software													
Symantec	$18.03	94%	$13,008	$12,025	1.8x	1.7x	5.6x	5.6x	12.1x	11.4x	1.3x	1.3x	9.0%
CA	$25.45	91%	$12,131	$10,888	2.3x	2.2x	5.5x	5.3x	10.8x	10.3x	1.1x	1.0x	10.0%
BMC	$43.34	97%	$7,304	$6,498	2.9x	2.8x	7.8x	7.1x	16.4x	14.7x	1.9x	1.7x	8.8%
				Mean	**2.3x**	**2.2x**	**6.3x**	**6.0x**	**13.1x**	**12.1x**	**1.4x**	**1.3x**	**9.3%**
				Median	**2.3x**	**2.2x**	**5.6x**	**5.6x**	**12.1x**	**11.4x**	**1.3x**	**1.3x**	**9.0%**

Source: Company filings, Wall Street research, FactSet (market data as of 10/05/12)
Note: Denali January FYE shown as calendar year

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Strictly Private and Confidential

Operating metrics

$ in millions

	Revenue		Revenue growth		Gross margin		EBITDA margin		EBIT margin		Net margin	
Company name	CY12E	CY13E	'11-'12E	'12-'13E	CY12E	CY13E	CY12E	CY13E	CY12E	CY13E	CY12E	CY13E
Denali (Mgmt)	$57,490	$59,933	(7.4%)	4.2%	22.2%	22.8%	8.0%	8.0%	7.0%	7.0%	5.2%	5.3%
Denali (Street)	$57,480	$57,571	(7.4%)	0.2%	22.2%	22.6%	8.1%	8.1%	7.0%	7.0%	5.4%	5.4%
Hewlett-Packard	$120,195	$116,090	(4.8%)	(3.4%)	23.1%	22.9%	13.0%	12.4%	9.1%	8.6%	6.6%	6.3%
Apple	$165,997	$201,033	37.9%	21.1%	43.7%	42.8%	37.2%	37.3%	35.7%	34.5%	26.6%	26.1%
EUC												
Lenovo	$33,044	$37,684	19.8%	14.0%	11.3%	11.7%	2.7%	2.9%	2.1%	2.3%	1.7%	1.8%
ASUSTek	$14,248	$16,102	8.6%	13.0%	13.8%	13.5%	5.9%	5.8%	5.1%	5.1%	5.0%	4.8%
Acer	$15,967	$17,170	(1.6%)	7.5%	9.9%	10.1%	1.1%	1.7%	0.4%	1.2%	0.5%	0.9%
	Mean		**8.9%**	**11.5%**	**11.6%**	**11.8%**	**3.3%**	**3.4%**	**2.6%**	**2.9%**	**2.4%**	**2.5%**
	Median		**8.6%**	**13.0%**	**11.3%**	**11.7%**	**2.7%**	**2.9%**	**2.1%**	**2.3%**	**1.7%**	**1.8%**
S&P												
Avnet	$25,659	$26,246	(1.8%)	2.3%	11.9%	12.0%	4.1%	4.2%	3.7%	3.7%	2.3%	2.4%
Ingram Micro	$36,098	$37,035	(0.6%)	2.6%	5.3%	5.4%	1.4%	1.5%	1.3%	1.4%	0.8%	0.9%
Tech Data	$25,006	$25,505	(5.0%)	2.0%	5.3%	5.3%	1.5%	1.6%	1.3%	1.4%	0.8%	0.9%
Insight Enterprises	$5,478	$5,642	3.6%	3.0%	13.3%	13.4%	3.6%	3.9%	2.9%	3.1%	1.8%	1.9%
	Mean		**(0.9%)**	**2.5%**	**9.0%**	**9.0%**	**2.7%**	**2.8%**	**2.3%**	**2.4%**	**1.4%**	**1.5%**
	Median		**(1.2%)**	**2.4%**	**8.6%**	**8.7%**	**2.6%**	**2.8%**	**2.1%**	**2.2%**	**1.3%**	**1.4%**
Enterprise												
Microsoft	$76,889	$82,766	7.0%	7.6%	76.3%	76.3%	32.2%	40.9%	28.8%	37.8%	22.3%	30.7%
IBM	$105,315	$108,172	(1.5%)	2.7%	48.1%	48.7%	25.7%	27.0%	21.3%	22.4%	16.6%	17.0%
Oracle	$37,824	$39,776	3.2%	5.2%	79.2%	80.1%	45.5%	47.7%	44.9%	46.4%	32.8%	34.1%
Cisco	$47,249	$50,107	6.4%	6.0%	62.1%	61.5%	28.8%	28.8%	24.4%	25.3%	19.1%	19.7%
EMC	$22,030	$24,366	10.1%	10.6%	63.7%	64.0%	21.9%	21.8%	20.6%	22.2%	15.5%	17.1%
NetApp	$6,334	$6,775	8.0%	7.0%	60.7%	60.8%	15.3%	15.7%	10.0%	10.4%	9.4%	9.9%
	Mean		**5.5%**	**6.5%**	**65.0%**	**65.2%**	**28.3%**	**30.3%**	**25.0%**	**27.4%**	**19.3%**	**21.4%**
	Median		**6.7%**	**6.5%**	**62.9%**	**62.7%**	**27.3%**	**27.9%**	**22.9%**	**23.9%**	**17.9%**	**18.4%**
Services												
Wipro	$8,059	$9,000	17.2%	11.7%	29.3%	30.3%	19.6%	19.5%	17.2%	17.8%	14.9%	14.8%
Xerox	$22,574	$23,005	(0.2%)	1.9%	31.9%	32.2%	14.4%	14.7%	9.3%	9.4%	6.4%	6.4%
CSC	$15,744	$15,684	(1.1%)	(0.4%)	17.7%	18.7%	11.4%	12.1%	4.2%	5.1%	2.4%	2.7%
	Mean		**5.3%**	**4.4%**	**26.3%**	**27.1%**	**15.2%**	**15.4%**	**10.2%**	**10.7%**	**7.9%**	**8.0%**
	Median		**(0.2%)**	**1.9%**	**29.3%**	**30.3%**	**14.4%**	**14.7%**	**9.3%**	**9.4%**	**6.4%**	**6.4%**
Software												
Symantec	$6,763	$6,939	2.6%	2.6%	84.1%	84.7%	31.8%	31.1%	22.0%	22.8%	15.5%	15.7%
CA	$4,774	$4,869	1.2%	2.0%	85.4%	85.2%	41.7%	41.9%	33.1%	33.4%	22.5%	22.5%
BMC	$2,236	$2,353	4.2%	5.2%	75.6%	76.1%	37.2%	39.0%	26.7%	28.6%	19.5%	20.6%
	Mean		**2.7%**	**3.3%**	**81.7%**	**82.0%**	**36.9%**	**37.4%**	**27.3%**	**28.3%**	**19.2%**	**19.6%**
	Median		**2.6%**	**2.6%**	**84.1%**	**84.7%**	**37.2%**	**39.0%**	**26.7%**	**28.6%**	**19.5%**	**20.6%**

Source: Company filings, Wall Street research, FactSet (market data as of 10/05/12)
Note: Denali January FYE shown as calendar year

APPENDIX
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Strictly Private and Confidential

Denali historical PC metrics and strategy relative to peers

Denali historical PC performance relative to peers

		Units[3]	Denali	hp	Apple[1]	lenovo	acer	ASUS
Org. growth[2]	CY2007		4.8%	26.4%	42.1%	12.0%	(3.1%)	34.8%
	CY2008		(2.8%)	4.7%	24.6%	(1.1%)	23.6%	(12.1%)
	CY2009		(17.8%)	(8.0%)	2.8%	(5.1%)	5.0%	(8.1%)
	CY2010		13.9%	9.5%	25.8%	35.1%	9.6%	(29.6%)
	CY2011		(1.2%)	(6.4%)	24.3%	35.5%	(24.4%)	(10.9%)
Gross margin	CY2007		[***]%		29.7%	15.0%	10.3%	9.9%
	CY2008		[***]%		30.1%	13.2%	10.5%	10.9%
	CY2009		[***]%		29.8%	10.6%	10.2%	10.2%
	CY2010		[***]%		29.6%	10.5%	10.3%	12.1%
	CY2011		[***]%		29.1%	12.0%	8.1%	13.8%
Market share	CY2007		15.0%	18.9%	2.9%	7.6%	7.9%	1.7%
	CY2008		15.1%	19.3%	3.4%	7.4%	10.7%	3.5%
	CY2009		12.8%	20.0%	3.8%	8.3%	12.8%	4.2%
	CY2010		12.5%	18.5%	4.2%	9.8%	12.4%	5.2%
	CY2011		12.5%	17.6%	5.0%	12.5%	10.5%	5.8%
Portfolio	PC – Corp. & Consumer	391mm	✓	✓	✓	✓	✓	✓
	Tablet	143mm	✓	✓	✓	✓	✓	✓
	Smartphone	834mm			✓	✓		

Source: Company filings, Wall Street research, IDC PC forecast (September 2012), IDC tablet forecast (June 2012), IDC smartphone forecast (June 2012)

Note: Denali includes Desktop PC and Mobility; HP includes Personal Systems Group; Apple includes Mac Desktops / Portables; [1] Apple gross margin based on Wall Street research estimates; [2] Represents organic revenue growth; [3] Represents IDC's estimate of unit shipments in 2013

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

APPENDIX

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J.P.Morgan

Preliminary Analysis - For Discussion Purposes Only

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APPENDIX

Summary Denali financials

$ in millions, except per share data

Historical Management forecast CAGR

FY11A FY12A FY13E FY14E FY15E FY16E ‘13E - ‘16E

9/21 management plan

Revenue $61,494 $62,070 $57,490 $59,933 $63,232 $66,567 5.0%

% growth 16.2% 0.9% (7.4%) 4.2% 5.5% 5.3%

EBITDA $4,770 $5,680 $4,599 $4,788 $5,451 $5,872 8.5%

% margin 7.8% 9.2% 8.0% 8.0% 8.6% 8.8%

EBIT $4,149 $5,135 $3,999 $4,188 $4,851 $5,272 9.7%

% margin 6.7% 8.3% 7.0% 7.0% 7.7% 7.9%

Net income $3,106 $3,952 $2,982 $3,150 $3,675 $4,007 10.3%

% margin 5.1% 6.4% 5.2% 5.3% 5.8% 6.0%

EPS $1.59 $2.13 $1.70 $1.84 $2.19 $2.42 12.5%

% growth 51.3% 34.2% (20.2%) 8.3% 18.7% 10.7%

Source: Company filings and 9/21 management plan

DENALI

J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

9/21 management plan by solutions group

Revised 9/21 management plan

	Total Denali				ESG				S&P			
	FY13	FY14	FY15	FY16	FY13	FY14	FY15	FY16	FY13	FY14	FY15	FY16
Revenue	57.5	59.9	63.2	66.6	10.6	11.4	12.3	13.3	9.2	9.4	9.7	10.0
Y-o-Y growth	(7.4%)	4.2%	5.5%	5.3%	2.8%	7.9%	8.0%	8.0%	(9.9%)	2.0%	3.0%	3.0%
Gross Margin	12.8	13.7	14.6	15.3	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
% of Rev	22.2%	22.8%	23.0%	23.0%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%
Total Opex	8.8	9.5	9.7	10.1	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
% of Rev	15.2%	15.8%	15.4%	15.1%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%
OpInc	4.0	4.2	4.9	5.3	0.3	0.6	0.7	0.8	0.8	0.8	0.8	0.8
% of Rev	7.0%	7.0%	7.7%	7.9%	3.1%	4.8%	5.6%	6.4%	8.2%	8.4%	8.1%	7.5%

	EUC				Services				Software			
	FY13	FY14	FY15	FY16	FY13	FY14	FY15	FY16	FY13	FY14	FY15	FY16
Revenue	28.7	28.9	30.1	31.3	8.5	8.9	9.4	10.0	0.6	1.4	1.8	2.0
Y-o-Y growth	(13.8%)	0.9%	4.1%	4.0%	2.3%	4.1%	5.6%	7.4%	N/A	146.3%	31.9%	9.4%
Gross Margin	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
% of Rev	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%
Total Opex	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
% of Rev	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%	[***]%
OpInc	0.9	0.7	0.7	0.7	2.4	2.5	2.7	3.0	(0.0)	(0.0)	0.3	0.3
% of Rev	3.2%	2.5%	2.5%	2.3%	28.4%	28.5%	29.2%	29.9%	(9.0%)	(1.7%)	16.0%	17.7%

Key commentary

- **Preliminary tops-down allocation of operating expenses across solutions groups**
- **Reflects management plan to reduce expenses over the projected period with savings assumed to be reinvested in core growth areas**
- **DFS is distributed across the solutions groups**

Source: Denali's updated FY13-16 projections as of September 21, 2012
Note: Above reflects estimated opex by segment based on FY13 internal operating plan cost allocation

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

APPENDIX
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Normal;H1;H2;H3;H4;H5;H6;Blockquote;Preformatted;z-Bottom of Form;z-Top of Form;A P P E N D I X Potential tax structure 1 – Foreign hybrid Step 1 Sponsors form a new acquisition vehicle, Foreign Hybrid Foreign Hybrid is treated as a partnership for U.S. tax purposes and a corporation for foreign tax purposes Step 2 Shares in Foreign Hybrid Shares in Denali Large S/H Large shareholders contribute their shares in Denali to Foreign Hybrid for shares in Foreign Hybrid Step 3 Cash Shares of Denali Public Foreign Hybrid Foreign Hybrid acquires the shares of Denali from the public for cash Proceeds from debt financing at Denali Offshore cash of Denali can likely be used without U.S. tax Equity contributed by the sponsors Resulting structure Denali Denali foreign subsidiaries Sponsors and Large Shareholders own Foreign Hybrid Foreign Hybrid owns Denali Denali owns foreign subsidiaries Sponsors Large S/H Foreign Hybrid 100% 100% Partnership interest Cash Sponsors Foreign Hybrid Foreign Hybrid Sponsors 49

Preliminary Analysis - For Discussion Purposes Only

Strictly Private and Confidential

APPENDIX

Potential tax structure 1 - Benefits and considerations

Key considerations

Can likely access existing offshore cash without U.S. tax

Some precedents for the structure

Will result in cross-ownership of various consolidated Denali entities

Future foreign cash can be used to service debt without U.S. tax

Will require more complicated debt structure

Large shareholders receive shares of Foreign Hybrid in a tax-free transaction

Can contribute to an entity treated as a partnership - for U.S. tax purposes tax-free

Can utilize foreign holding company structure without violating inversion tax rules (anti-Tyco rules)

Foreign Hybrid must not go public for at least two years

Sponsors may form another Foreign holding company to hold its shares in Foreign Hybrid and take that entity public

Lack of precedent

New structure - has not been executed publicly

Political

Does high profile nature of Denali raise issues?

Government contracts

Inversion could impact Denali’s federal, state, and/or municipal contracts

DENALI

J.P.Morgan